UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2006

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Corporate Woods Parkway, Vernon Hills, Illinois		60061
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 12, 2006, the Compensation Committee of the Board of Directors of Zebra Technologies Corporation (the “Company”) approved (i) the 2006 Management Bonus Plan (the “2006 Plan”), and (ii) the 2006 target bonus awards for named executive officers under the 2006 Plan.

Bonus awards for participants in the 2006 Plan, other than those assigned a job title of Vice President or higher, shall be determined based on a financial component and an individual performance component while bonus awards for those assigned a job title of Vice President or higher shall be based solely on the financial performance component. The financial performance component for the 2006 Plan is the Company’s or business unit’s, as applicable, actual 2006 operating profit, adjusted to remove the effect of foreign currency fluctuations, compared to the budgeted operating profit for 2006 of the Company or business unit, as applicable (the “Financial Performance Goal”). In cases where multiple Financial Performance Goals are used, such as when the target bonus award is tied to the performance of multiple business units, a relative weight is assigned to each of the Financial Performance Goals such that the total of all weights assigned to the multiple Financial Performance Goals for a participant equals 100%.

An officer of the Company that is a participant will be eligible to receive 50% of his target bonus award under the 2006 Plan upon the achievement of a minimum performance level of the Financial Performance Goal, 100% of his target bonus award upon the achievement of 100% of the Financial Performance Goal, and 150% of his target bonus award upon achievement of the maximum performance level of the Financial Performance Goal. The minimum performance level required to receive a bonus award under the Financial Performance Goal shall be 8.1% less than the applicable Financial Performance Goal. The maximum performance level rewarded under the Financial Performance Goal shall be 8.1% greater than the applicable Financial Performance Goal. Bonuses under the 2006 Plan will be interpolated on a straight line basis for achievement of performance levels between the minimum and maximum performance levels. The maximum award payable under the 2006 Plan is 150% of base earnings.

The Compensation Committee of the Board of Directors of the Company also approved the following target bonus percentages (expressed as a percentage of base earnings to be paid in 2006) for the named executive officers: for Edward L. Kaplan, whose base salary commencing April 3, 2006 is $700,000, an 80% target, with a Financial Performance Goal for the Company; for Charles R. Whitchurch, whose base salary commencing April 3, 2006 is $275,800, a 50% target, with a Financial Performance Goal for the Company; for Philip Gerskovich, whose base salary commencing April 3, 2006 is $348,400, a 50% target, with a Financial Performance Goal for the Company; for Hugh K. Gagnier, whose base salary commencing April 3, 2006 is $312,400, a 45% target; and for Michael H. Terzich, whose base salary commencing April 3, 2006 is $248,700, a 45% target. Messrs. Gagnier and Terzich’s target bonus percentages are based on multiple Financial Performance Goals, with 10%, 30% and 60% of their respective target bonus percentages being tied to the operating profit of the Company’s specialty printing operations in Asia Pacific, EMEA and the Americas regions, respectively.

The summary of the 2006 Plan contained herein is qualified in its entirety by reference to the 2006 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	2006 Management Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: July 18, 2006	By:	/s/ Edward L. Kaplan
Chairman of the Board and Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibits

10.1	2006 Management Bonus Plan